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                                      NOVEX

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David McCarty and Sheldon Engelhorn jointly and severally as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of shareholders of NOVEX, a California corporation (the "Company") to be held on __________, 1999, or at any adjournments or postponements thereof, as specified below, and to vote in the proxyholders' discretion on such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. APPROVAL OF MERGER. A proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 14, 1999 (the "Merger Agreement"), by and among the Company, Invitrogen Corporation, a Delaware corporation ("Invitrogen"), and Invo Merger Corporation., a California corporation and a wholly-owned subsidiary of Invitrogen ("MergerSub"), and to approve Invitrogen's acquisition of the Company through the merger of MergerSub with and into the Company, with the Company being the surviving corporation and becoming a wholly-owned subsidiary of Invitrogen. (the "Merger").

  [ ] FOR  [ ] AGAINST    [ ] ABSTAIN


Unless otherwise specified by the undersigned, this proxy will be voted in the manner directed above, but if no contrary direction is made, it will be voted FOR Proposal 1 above and by the proxyholders, in the proxyholders' discretion, as to any other matters properly transacted at the Special Meeting or any adjournments or postponements thereof. To vote in accordance with the Board of Directors' recommendation, just sign below, no box need be checked.

A vote in favor of the Merger Agreement shall be also deemed to be the shareholder's grant, as an individual, of a power of attorney to Sheldon Engelhorn, as the Shareholder Representative designated in Section 8.4 of the Merger Agreement and Section 1.2 of the Indemnity Escrow Agreement (as defined in the Merger Agreement), to act for the shareholder in all matters pertaining to the evaluation, response to, and defense or settlement of claims by Invitrogen against the shares of Invitrogen beneficially held by the undersigned, but deposited in escrow pursuant to the terms of the Merger Agreement.

                                   Dated:
                                         --------------------------------------

                                   --------------------------------------------
                                   Signature of Shareholder

                                   --------------------------------------------
                                   Printed Name of Shareholder

                                   --------------------------------------------
                                   Title (if appropriate)

                                   Please sign exactly as name
                                   appears hereon. If signing
                                   as attorney, executor,
                                   administrator, trustee or
                                   guardian, please give full
                                   title as such, and, if
                                   signing for a corporation,
                                   please give your title.
                                   When shares are in the
                                   names of more than one
                                   person, each should sign.

                                   CHECK HERE IF YOU PLAN TO ATTEND
                                   THE SPECIAL MEETING [ ]